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                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 1999
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                             Southwest Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)


          Oklahoma                      0-23064               73-1136584
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(State or other jurisdiction        (Commission file          (IRS Employer
of incorporation)                      number)            Identification Number)

608 South Main Street, Stillwater, Oklahoma 74074
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(Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code:  (405) 372-2230
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Item 5. Other Events.
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Share Repurchase Plan

     On April 22, 1999, the Board of Directors of Southwest Bancorp, Inc. ("Southwest") authorized a program for the repurchase of up to 5% of Southwest's outstanding common stock, par value $1.00 per share. The April 1999 program has been substantially completed. On December 16, 1999, the Board of Directors of Southwest authorized the repurchase of up to an additional 5% of its outstanding common stock in connection with shares expected to be issued under Southwest's dividend reinvestment, stock option, and employee benefit plans and for other corporate purposes. The share repurchases are expected to be made primarily on the open market from time to time until April 30, 2001, or earlier termination of the repurchase program by the Board. Repurchases under the program will be made at the discretion of management based upon market, business, legal, accounting and other factors.

Retirement of Chairman of the Board

     Mr. Robert L. McCormick, Chairman of the Boards of Southwest and its principal subsidiary, Stillwater National Bank and Trust Company, informed the Boards that he would retire at the end of 1999, as he had earlier indicated. The Boards expressed their deep appreciation for Mr. McCormick's service to Southwest and Stillwater National.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
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(a)  Financial Statements. Not applicable.
(b)  Pro Forma Financial Information.  Not applicable.
(c)  Exhibits 99--Press Release date December 22, 1999

                                 Signatures

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Southwest Bancorp, Inc.

                                      By /s/ Rick J. Green
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                                         Rick J. Green, Chief Executive Officer
Dated: December 22, 1999